EXHIBIT 10.8


                            NOTTINGHAM SIXTH ADDITION

                                OPTION AGREEMENT


1.       DEFINITIONS.

         1.1.     DEFINITIONS OF PERSONS.

                  1.1.1. "SELLER" means BF Holding Company, a Minnesota corporation.

                  1.1.2. "BUYER" means Lundgren Bros. Construction, Inc., a Minnesota corporation.

                  1.1.3. "CITY" means the City of Maple Grove, a Minnesota municipal corporation.

                  1.1.4.   "COUNTY" means Hennepin County, Minnesota.

                  1.1.5. "TITLE INSURER" means Chicago Title Insurance Company, a Missouri corporation.

         1.2.     DEFINITIONS OF REAL PROPERTY.

                  1.2.1. "LOT" means a numbered parcel of land in the Property as shown on a recorded final plat or a City approved preliminary plat as the possible site of a single-family attached or detached residential dwelling.

                  1.2.2. "PROPERTY" means the real property legally described in EXHIBIT A.

         1.3.     DEFINITIONS OF OTHER TERMS.

                  1.3.1. "ACQUISITION AGREEMENT" means the Acquisition and Closing Agreement between Buyer and Seller of even date pursuant to which Seller purchased the Property from Buyer.

                  1.3.2.   "AGREEMENT" means this Option Agreement.

                  1.3.3.   "AGREEMENT DATE" means June 9, 1998.

                  1.3.4. "BUSINESS DAYS" means all days other than Saturdays, Sundays and legal holidays defined in Minnesota Statutes ss. 645.44 for the purpose of serving civil process.

                  1.3.5. "CLOSE" OR "CLOSING" means the completion of the transaction whereby Buyer purchases one or more Lots in the Property and Seller deeds such Lot(s) to Buyer.

                  1.3.6. "CLOSING DATE" means the date on which the Closing of each Lot occurs.

                  1.3.7. "DEVELOPMENT MANAGEMENT SERVICES" means the services to be performed by Buyer pursuant to Section 5 of this Agreement.

                  1.3.8. "HOLDING FEE" means an amount calculated monthly on the average outstanding Project Investment balance during the previous month, such calculation to be at the rate of 18% per annum based on a 360 day year.

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                           Buyer may, but need not, pay the Holding Fee monthly
                           as invoiced by Seller or Buyer may elect to accrue any or all monthly Holding Fees, provided that Purchase Price payments to Seller shall be credited first against accrued but unpaid Holding Fees and next to the outstanding Project Investment. Any accrued and unpaid Holding Fees shall be added to the outstanding Project Investment for purpose of calculating each subsequent month's Holding Fee.

                  1.3.9. "OPTION PERIODS" and the Lot takedown schedule are set forth in attached EXHIBIT E.

                  1.3.10. "PROJECT INVESTMENT" means the total sum of all funds actually paid out by Seller in satisfaction of costs directly related to the acquisition , land planning and development of the Property, including but not limited to (a) that portion of the Property purchase price paid by Seller in cash, (b) project consultant costs such as engineering, survey, environmental, architectural, and similar professional fees, (c) contractor and construction costs and the cost of construction materials, (d) the cost of letters of credit securing subdivision improvements, (e) title costs, recording fees, deed taxes, real estate taxes and special assessments on the Property, (f) development fees, and (g) reimbursements paid to Buyer for any of the foregoing expenses that may be advanced after the Agreement Date by Buyer in the course of performing Development Management Services. The Project Investment does NOT include (i) any portion of the purchase price of the Property satisfied by a credit against the Option consideration due from Buyer under this Agreement
                           (ii) any financing costs incurred by Seller, including loan fees, points, interest, mortgage registration fees, appraisal fees and other financing or holding expenses of Seller (iii) legal, accounting, appraisal or other expenses incurred by Seller in connection with the negotiation, documentation, closing or administration of this Agreement or the Acquisition Agreement, and (iv) any allocation of Seller's overhead or other administrative expenses.

                  1.3.11. "PROJECT PROFORMA" means the schedule of the projected and actual Project Investment, projected Project Investment disbursement schedules, and projected Lot Closings for the Property as approved by the parties from time to time. The initial Project Proforma is attached as EXHIBIT B hereto.

                  1.3.12. "PROJECT RETURN" means the amount which is the sum of the Project Investment PLUS the Holding Fee.

                  1.3.13. "PURCHASE PRICE" means the purchase price of each Lot determined in accordance with Section 3 below.

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2.       GRANT OF OPTION. Seller hereby grants to Buyer the exclusive Option to purchase the Lots on the Property ("OPTION"), in accordance with the terms and conditions of this Agreement.

         2.1. OPTION CONSIDERATION. As consideration for the grant of the Option (i) Buyer has paid Seller $281,938.00 in the form of an offsetting credit against the purchase price of the Property paid by Seller pursuant to the Acquisition Agreement, and (ii) Buyer agrees to perform the Development Management Services.

         2.2. OPTION PERIODS AND TAKEDOWN SCHEDULE. The initial and sequential quarterly Option Periods, together with the Lot takedown schedule, are specified in EXHIBIT E attached hereto. In order to automatically extend the Option through each successive quarterly Option Period, before the expiration date of the then current Option Period Buyer must have Closed on the total cumulative number of Lots specified in the takedown schedule for the current quarterly Option Period. If Buyer fails to meet any of the foregoing Closing deadlines or if Seller believes that Buyer's performance to meet the deadline was deficient in any respect, Seller shall promptly notify Buyer of the deficiency and give Buyer at least five (5) Business Days to cure the deficiency. If Buyer meets the deadline with said 5-day grace period, this Agreement shall remain in full force and effect. If Buyer fails to meet the deadline with said 5-day grace period, this Agreement shall expire without further notice.

         2.3. EXERCISE OF OPTION. Provided that Buyer is not then in default under this Agreement, Buyer may exercise this Option and buy one or more whole platted Lots for the Purchase Price (but not partial Lots) by delivering to Seller a notice exercising this Option ("EXERCISE NOTICE"). The selection of Lots designated for purchase in the Exercise Notice shall be at Buyer's sole discretion, provided that all Lots remaining subject to the Option have access to a public road right-of-way and municipal utilities.

                  2.3.1. EXERCISE NOTICE. Buyer's Exercise Notice: (a) must identify the Lot(s) to be acquired by Buyer pursuant to the Exercise Notice; (b) must specify a Closing Date for the purchase of the designated Lot(s); and
                           (c) must specify any title objections (in which case the Exercise Notice shall be accompanied by a copy of Buyer's title commitment and the documents forming the basis of the title objection). The Closing Date must be during the current Option Period.

                  2.3.2. REVERTED OBLIGATIONS. Pursuant to the Acquisition Agreement Seller assumed specified obligations of Buyer pertaining to the Property which are described in the Acquisition Agreement as the "BFH ASSUMED OBLIGATIONS." Seller shall be released from the following executory BFH Assumed Obligations ("REVERTED OBLIGATIONS"):

                           i. Effective at the Closing of each Lot, Seller is released from any executory BFH Assumed Obligations pertaining to that Lot which are not budgeted in the Project Proforma.

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                           ii.      Effective at the Closing of the final Lot or
                                    group of Lots, Seller is released from all remaining executory BFH Assumed Obligations pertaining to the Property.

                           Buyer shall be responsible for performing any Reverted Obligations as if the effective date specified in subsections (i) and (ii) above, as applicable. The foregoing shall not be deemed to release Seller from timely performance of those BFH Assumed Obligations that are required to be performed prior to a Lot Closing.

                  2.3.3. LETTER OF CREDIT OBLIGATIONS. Following the Closing of the final Lot or group of Lots at which the Purchase Price is paid in full, Buyer shall exercise diligent efforts to obtain as soon as possible the City's release of all outstanding letters of credit for the Property issued to the City as security for performance of Seller's BFH Assumed Obligations (including outstanding letters of credit securing Reverted Obligations).

3. PURCHASE PRICE. The Purchase Price of each Lot is initially the amount set forth in EXHIBIT D; provided that at any time during the term of the Option either party may require a recalculation and an adjustment, if necessary, of the Purchase Prices of those Lots for which Closing has not occurred in order to reflect changes in the Project Proforma. If Buyer exercises the Option to purchase all of the Lots, the Purchase Price of the final Lot or group of Lots to Close shall be recalculated as of the date of the final Closing. The adjusted Purchase Price of the final Lot(s) to close shall be the Project Return minus the amount of all Holding Fees and Lot Purchase Prices previously paid to Seller.

4. DEVELOPMENT PLAN; PROJECT PROFORMA. The parties have agreed upon (i) a proposed plan for developing the Property as single family detached residential lots with necessary streets, utilities, common areas and other infrastructure improvements pursuant to the approved Project Proforma and final and City approved preliminary plats for the Property ("DEVELOPMENT PLAN"). The Parties shall in good faith update the Project Proforma quarterly and at such more frequent intervals as they deem necessary or appropriate in order to reflect actual Project Investment and results of operations or to adjust the Lot Purchase Prices. Any material changes to or deviations from the Development Plan or Project Proforma must be approved by the parties. Until Buyer receives notice from Seller to the contrary, William T. Keenan is Seller's "DESIGNATED REPRESENTATIVE" for purposes of approving Development Plan and Project Proforma changes on behalf of Seller.

5. DEVELOPMENT MANAGEMENT SERVICES. Buyer shall manage and be responsible for the day to day implementation of the Development Plan, including coordinating and supervising all services by consultants and contractors hired pursuant to the Development Plan. Buyer is responsible for (i) processing and diligently attempting to obtain any required zoning, rezoning or planned unit development approvals, development agreements and permits, and utility service arrangements for the Property, (ii) preparing, processing and administering plans, specifications and contracts for the construction and installation of all grading, streets, curbs, gutters, sanitary sewers, storm sewers, water facilities and

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         infrastructure improvements contemplated by the Development Plan and
         Project Proforma, and (iii) coordinating and supervising all construction activities. Buyer shall also be responsible for forming and operating the homeowner associations contemplated by the Development Plan, and staffing positions on the board of directors and officers of the associations, as necessary, until such time as control of the associations pass to the residents. For so long as this Option remains in effect, Buyer shall appoint one-third and Seller shall appoint two-thirds of the members of the architectural committees of the associations.

         5.1. SELLER APPROVAL. All applications, plans, specifications, contracts and other documents necessary for implementation of the Development Plan after the Agreement Date must be approved by Buyer and Seller's Designated Representative and must be in the name of and executed by Seller as owner of the Property. Seller will cooperate with Buyer in implementing the Development Plan, including execution of plats, development agreements, easements and other documents and instruments reasonably necessary in order to complete the platting and development of the Property.

         5.2. PAYMENT OF PROJECT INVESTMENT COSTS. Seller is responsible for paying all Project Investment costs (as described in Section
                  1.3.10 above) incurred to implement the Development Plan in accordance with the approved Project Proforma, provided that all invoices for Project Investment costs must first be approved by Buyer. Subdivision improvements are being constructed under a contract with the City and paid through special assessments on the Property. On November 15th special assessment principal and interest payments are certified to the next year's tax rolls. To avoid a full year's interest being charged to Lots which Buyer anticipates acquiring in the following year, Buyer may request and Seller will pay in full the special assessments on specified Lots designated in a notice delivered to Seller on or before November 1st of the year in which the certification is to occur. Buyer's request for payment of special assessments shall not be deemed a material change in the Development Plan or the Project Proforma.

         5.3. BUYER'S OVERHEAD COSTS. As consideration for the grant of the Option, Buyer is responsible for paying its own overhead expenses associated with the Development Management Services furnished to Seller pursuant to this Section. Overhead as used herein specifically includes salaries and payroll expenses of Buyer's employees in directing, administering and supervising development of the Property; all employee bonuses; the services of the project manager and support staff necessary to process and implement the Development Plan; general legal and accounting fees; all transportation costs; and the operating expenses of Buyer's home and branch offices such as rent, utilities, insurance, stationery, office machines and supplies and other office related expenses. Buyer is not entitled to any fee or compensation for performing the Development Management Services, even if Buyer does not exercise the Option or Close on any Lots.

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6.       TITLE.

         6.1. TITLE INSURANCE COMMITMENT. Buyer is responsible for obtaining any title commitment or survey of the Property sufficiently in advance of each scheduled Closing Date in order to satisfy any title requirements of Buyer or Buyer's lender by the scheduled Closing Date, subject to extension for title clearance matters as provided below. Buyer shall pay for the cost of any survey and title commitment.

         6.2. TITLE OBJECTIONS; PERMITTED ENCUMBRANCES. Seller is responsible for obtaining satisfaction of any mortgage(s) or other monetary lien placed on the Property after title was conveyed to Seller pursuant to the Acquisition Agreement. Any other title objections of Buyer must be contained in Buyer's Notice of Exercise of the Option or deemed waived. No objections shall be made for the following "PERMITTED ENCUMBRANCES":

                  6.2.1. LAWS AND ORDINANCES. Federal, state and local building, zoning and environmental statutes, ordinances and regulations;

                  6.2.2. MINERALS. Reservation of any minerals, or mineral rights to the State of Minnesota;

                  6.2.3. ACQUISITION AGREEMENT EXCEPTIONS. All matters (other than mortgages) existing at the time Buyer conveyed title to Seller pursuant to the Acquisition Agreement; and

                  6.2.4. DEVELOPMENT PLAN EXCEPTIONS. All matters resulting from Buyer's implementation of the Development Plan including, without limitation, recorded plats, utility and drainage easements, development agreements, covenants and restrictions and similar matters.

         6.3. TITLE CLEARANCE. If any objections to title are made as provided in Section 6.2, Seller shall clear all the title objections within sixty (60) days after receipt of Buyer's written title objections.

                  6.3.1. TIME EXTENSIONS. Pending correction of title, the following time extensions shall occur automatically:

                           i. The expiration date of the remaining Option Periods shall be extended for a period of time equal to the number of days after the day Seller received Buyer's title objections and through the day title has been made marketable and Seller has so notified Buyer; and

                           ii. If a Closing Date has been scheduled, it shall be postponed until the later of the scheduled Closing Date or ten days after title has been made marketable and Seller has so notified Buyer.

                           iii. Liens for liquidated amounts that can be released by payment or escrow from proceeds of the Closing shall not cause any such time extensions.

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                  6.3.2.   BUYER'S REMEDIES. Title clearance by Seller shall be
                           reasonable, diligent and prompt. If the Closing proceeds will be inadequate to pay all liquidated liens or if title is not made marketable within sixty
                           (60) days after Seller received Buyer's written objections to title, Buyer may within seventy (70) days after Seller received Buyer's written objections to title:

                           i. terminate this Agreement, whereupon neither party shall have any further obligations under this Agreement;

                           ii. waive the objections and accept title subject to the objections;

                           iii. require Seller to commence proceedings to correct non liquidated title objections, said proceedings to be at Seller's sole expense; or

                           iv. commence proceedings and/or advance funds to correct the title objections and deduct the cost thereof from the Purchase Price.

                  If Buyer does not timely give written notice of its election, then Buyer shall be deemed to have elected to correct the title objections pursuant to Subsection (iv).

7. PROPERTY ACCESS; LIABILITY INSURANCE. For so long as this Agreement is in force, Buyer and its representatives may enter the Property for all purposes reasonably necessary for Buyer to perform Buyer's Development Management Services and for the design, preconstruction and marketing of residences. Buyer shall defend, indemnify and hold harmless Seller from any resulting liability, injury or damage to persons or property. The indemnity provisions of this section shall survive the expiration, termination or Closing of this Agreement. For so long as this Agreement is in force, Buyer shall maintain (i) comprehensive general public liability insurance with coverage of not less than $2,000,000 single coverage limits for each occurrence of injury or property damage, and
         (ii) evidence that Buyer maintains statutory workers compensation insurance. The insurance required hereunder shall be evidenced by certificates of insurance which shall designate Seller as an additional insured and shall provide that not less than 10 days prior notice will be given to Seller prior to cancellation or reduction in the coverage or amounts. The evidence of insurance pursuant to this section shall be furnished concurrently with the parties' execution of this Agreement.

8.       INTELLECTUAL PROPERTY.

         8.1. OWNERSHIP. Buyer and Seller acknowledge, stipulate and agree that all drawings, plans, submittals and other documents prepared for the Property and all governmental permits and approvals obtained for the Property (collectively the "INTELLECTUAL PROPERTY") shall remain Seller's property, provided that (i) Buyer may utilize the Intellectual Property for development of those Lots for which Closings have occurred, (ii) upon Buyer's Closing on a Lot, any warranties and contract rights in which Seller may then have an interest relating to work, labor, skill or materials furnished in connection with the design, development or improvement of such Lot shall be deemed assigned to Buyer (such assignment shall not preclude the assertion of such warranties and contract rights by Seller with respect to Seller's interest in the Property) , and (iii) Seller will transfer the Intellectual Property to Buyer at no additional cost when Buyer Closes on all Lots

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                  in the Property. This paragraph shall survive the expiration or termination of this Agreement and shall be enforceable at law or in equity.

         8.2. REPORTS. If this Agreement terminates and Buyer has not Closed on all Lots in the Property, then upon request by Seller, Buyer shall provide Seller with full-size copies of all engineering reports, soil tests, surveys, topographical maps and other Intellectual Property relating to the Property which
                  (i) were prepared as a part of Buyer's Development Management Services or which are in Buyer's possession, and (ii) which have not been furnished to Seller prior to such termination.

9.       CONDITION OF PROPERTY

         9.1. AS-IS PURCHASE. Buyer is thoroughly familiar with the Property, having sold it to Seller pursuant to the Acquisition Agreement. Therefore, except as expressly contained in this Agreement, Buyer agrees to accept the condition of the Property, including specifically without limitation, the environmental and geological condition of the Property, in an "AS-IS" and with "ALL FAULTS" condition. Buyer's acceptance of title to a Lot represents Buyer's acknowledgment and agreement that, except as expressly contained in this Agreement (i) Seller has not made any written or oral representation or warranty of any kind with respect to the Property (including without limitation express or implied warranties of title, merchantability, or fitness for a particular purpose); (ii) Buyer has not relied on any written or oral representation or warranty made by Seller, its agents or employees with respect to the condition or value of the Property; (iii) Buyer has had an adequate opportunity to inspect the condition of the Property, including without limitation, any environmental testing, and to inspect documents applicable thereto, and Buyer is relying solely on such inspection and testing; and
                  (iv) the condition of the Property is fit for Buyer's intended use. Buyer agrees to accept all risk of Claims (including without limitation all Claims under any Environmental Law and all Claims arising at common law, in equity or under a federal, state or local statute, rule or regulation) whether past, present or future, existing or contingent, known or unknown, arising out of, resulting from or relating to the condition of the Property, known or unknown, contemplated or uncontemplated, suspected or unsuspected, including without limitation, the presence of any Hazardous Substance on the Property, whether such Hazardous Substance is located on or under the Property, or has migrated or will migrate from or to the Property.

         9.2. RELEASE. Buyer, for itself, its directors, officers, stockholders, divisions, agents, affiliates, subsidiaries, predecessors, successors, and assigns and anyone acting on its behalf or their behalf hereby fully releases and forever discharges Seller from any and all Claims (including without limitation all Claims arising under any Environmental Law and all Claims arising at common law, in equity or under a federal, state or local statute, rule or regulation), past, present and future, known and unknown, existing and contingent, arising out of, resulting from, or relating to the condition of the Property, and Buyer hereby waives any and all causes of action (including without limitation any right of contribution) Buyer had, has or

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                  may have against Seller and its directors, officers,
                  stockholders, divisions, agents, affiliates, subsidiaries, predecessors, successors and assigns, grantors or anyone acting on its behalf or their behalf with respect to the condition of the Property, whether arising at common law, in equity or under a federal, state or local statute, rule or regulation. The foregoing shall apply to any condition of the Property, known or unknown, contemplated or uncontemplated, suspected or unsuspected, including without limitation, the presence of any Hazardous Substance on the Property, whether such Hazardous Substance is located on or under the Property, or has migrated or will migrate from or to the Property.

         9.3. INDEMNITY. To the extent permitted by applicable law, Buyer agrees to indemnify, hold harmless and defend Seller and its respective members, managers, agents, affiliates, subsidiaries, predecessors, successors and assigns, grantors or anyone acting on its behalf or their behalf for, from and against any and all Claims (including without limitation all Claims arising under any Environmental Law and all Claims arising at common law, in equity or under a federal, state or local statute, rule or regulation) past, present and future, existing and contingent, known and unknown arising out of, resulting from, or relating to the condition of the Property. The foregoing shall apply to any condition of the Property, known or unknown, contemplated or uncontemplated, suspected or unsuspected, including without limitation, the presence of any Hazardous Substance on the Property, whether such Hazardous Substance is located on or under the Property, or has migrated or will migrate from or to the Property, regardless of whether the foregoing condition of the Property was caused in whole or in part by the Seller's actions or omissions.

         9.4.     DEFINITIONS.

                  9.4.1. "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 9601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1201 et seq., the Clean Water Act, 33 U.S.C. ss. 1321 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Toxic Substances Control Act, 33 U.S.C. ss. 1251 et seq., all as amended from time to time, and any other federal, state, local or other governmental statute, regulation, rule, law or ordinance dealing with the protection of human health, safety, natural resources or the environment now existing and hereafter enacted; and

                  9.4.2. "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, hazardous substance or waste, solid waste, petroleum product, distillate, or fraction, radioactive material, chemical known to cause cancer or reproductive toxicity, polychlorinated biphenyl or any other chemical, substance or material listed or identified in or regulated by any Environmental Law.

                  9.4.3. "CLAIM" or "CLAIMS" means any and all liabilities, suits, claims, counterclaims, causes of action, demands, penalties, debts, obligations,

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                           promises, acts, fines, judgments, damages,
                           consequential damages, losses, costs, and expenses of every kind (including without limitation any attorney's fees, consultant's fees, costs, remedial action costs, cleanup costs and expenses which may be related to any claims).

10. CLOSING DOCUMENTS. The Closing of each Lot or group of Lots for which Buyer has exercised the Option and delivery of all Closing documents shall take place on the Closing Date at Buyer's offices, or at such other place as may be agreed upon by Buyer and Seller. On the Closing Date, Seller and Buyer shall execute, where necessary, and deliver to each other the following:

         10.1. DEED. A recordable Limited Warranty Deed, on Minnesota Uniform Conveyancing Blank Form No. 23-M, conveying the Lot(s) from Seller to Buyer, free and clear of all liens, charges and encumbrances, except the Permitted Encumbrances and any other matter approved or waived by Buyer;

         10.2. SELLER'S AFFIDAVIT. An affidavit by Seller stating that on the Closing Date (i) there are no unsatisfied judgments, tax liens or bankruptcies against or involving the Seller, (ii) there has been no labor or material furnished to the Property for which mechanics liens could be filed (or Seller's undertaking with Buyer's title insurance company for any potential mechanics liens), and (iii) there is no other unrecorded interest in the Property made or suffered by Seller;

         10.3. MISCELLANEOUS DOCUMENTS. Any other documents reasonably required by the Title Insurer.

         10.4. PURCHASE PRICE; POSSESSION. At the Closing, Buyer shall deliver to Seller the Purchase Price of the Lot(s) in cash, cashier's check or certified funds. Seller shall deliver possession of the Lot(s) to Buyer on the Closing Date.

11.      CLOSING COSTS; IMPOUND

         11.1.    REAL ESTATE TAXES.

                  11.1.1. PRIOR YEAR TAXES. Seller shall pay all real estate taxes due and payable in years before the Closing and all real estate taxes which have been deferred (which amounts are includable in Seller's Project Investment).

                  11.1.2. CURRENT YEAR TAXES. There shall be no proration of real estate taxes due in the calendar year of Closing. Seller shall pay all installments of current taxes with a delinquency date prior to the date of Closing (which amounts are includable in Seller's Project Investment) and Buyer shall pay all installments with a delinquency date on or after the date of Closing.

                  11.1.3. FUTURE YEARS TAXES. Buyer shall pay all real estate taxes due in years after the calendar year of Closing.

         11.2. SPECIAL ASSESSMENTS. At the Closing, Buyer shall pay all special assessments on the Lot, including levied, deferred, pending and proposed special assessments.

         11.3. TITLE INSURER COSTS. Buyer shall pay all title costs, including the abstracting, photocopying and service charges for any title insurance commitment and background title documents required by Buyer, and the premium for any owner's or lender's title insurance policy required by Buyer. Any Closing fees charged by the Title Insurer shall be paid by Buyer.

         11.4. RECORDING FEES. Buyer shall pay all document recording fees and mortgage registration taxes required in connection with the transaction. Buyer shall pay the state deed tax, conservation fees, and any recording fees and taxes for title clearance documents.

         11.5. IMPOUND FOR LETTER OF CREDIT OBLIGATIONS. At the Closing Buyer shall deliver to Seller funds (the "IMPOUND") in the amount of $1,756 for each Lot which is then Closing. The Impound shall be held by Seller in an interest bearing account without penalty for early withdrawal pending the City's release of the letters of credit for the Property issued to the City by Builders Development and Finance, Inc. (the "L/C's"). If the L/C's are drawn upon by the City, Seller may retain the Impound and interest thereon to the extent of the L/C drawings. If and when the L/C's are surrendered by the City for cancellation, then the Impound and interest thereon shall be returned to Buyer. If at any time the Impound exceeds the amount of the outstanding L/C's, any such excess shall be immediately returned to Buyer.

12. SELLER'S REPRESENTATIONS AND WARRANTIES. Subject to those matters encompassed within Buyer's Acquisition Agreement representations and warranties to Seller, Seller represents and warrants to Buyer as follows:

         12.1. LITIGATION. Seller does not have knowledge of any litigation, investigation, condemnation or legal proceedings of any kind pending against Seller or against the Property.

         12.2.    HAZARDOUS WASTE. To the best of Seller's knowledge:

                  12.2.1. SELLER'S USE. During the time that Seller has owned the Property, it has not been used for the storage or disposal of any hazardous waste; and

                  12.2.2. NO NOTICE OF CONTAMINATION. Seller has received no notice from any governmental authority concerning the removal of hazardous waste from the Property.

                  "Hazardous waste" means any waste, substance or other material which is defined by or determined by any federal, state or local statute, regulation, ordinance or ruling to be hazardous, toxic, poisonous or dangerous.

         12.3. STORAGE TANKS. Except as disclosed to Seller by Buyer at the time Seller originally acquired the Property from Buyer, Seller knows of no underground or aboveground storage tanks that now exist or ever existed on any portion of the Property. If any tanks are discovered on the Property, Seller shall be responsible for removing the tanks and any soils contaminated with materials (such as petroleum products) which may have leaked from the tanks, and the cost of such removal shall be included in the Project Investment costs.

         12.4. WELLS. Except as disclosed to Seller by Buyer at the time Seller originally acquired the Property from Buyer, Seller does not know of any wells on the Property. Seller shall be responsible for sealing all wells in accordance with all applicable laws, and the cost thereof shall be included in the Project Investment costs.

         12.5. INDIVIDUAL SEWAGE TREATMENT SYSTEM. Except as disclosed to Seller by Buyer at the time Seller originally acquired the Property from Buyer, Seller does not know of any private sewer system on the Property. Seller shall be responsible for removing any private sewer systems on the Property and the cost thereof shall be included in the Project Investment costs.

13.      REPRESENTATIONS AND WARRANTIES GENERALLY.

         13.1. SELLER'S REPRESENTATIONS AND WARRANTIES CONDITION PRECEDENT. Seller agrees that the truthfulness and continuing accuracy of each and every representation and warranty in this Agreement is a condition precedent to the performance by Buyer of its obligations hereunder. Upon the breach of or material change in any of Seller's warranties, Buyer may, prior to the Closing Date, terminate this Agreement or Buyer may elect to Close this sale.

         13.2. BUYER'S ACQUISITION AGREEMENT WARRANTIES. Nothing in this Agreement shall be deemed to amend or SUPERSEDE Buyer's representations and warranties to Seller contained in the Acquisition Agreement, which representations and warranties of Buyer are hereby affirmed by Buyer and incorporated in this Agreement as if set forth in their entirety.

         13.3. SURVIVAL OF WARRANTIES AND REPRESENTATIONS. The parties' representations and warranties in this Agreement shall be deemed to have been remade as of Closing, as if made on and as of such date, except for such factual matters, if any, occurring subsequent to the date of this Agreement, which are set forth in a certificate of changed circumstances delivered on or before the Closing Date, which certificate upon delivery shall be deemed to constitute a part of this Agreement, provided that such matter shall not affect Buyer's termination rights under Subsection 13.1. Consummation of this Agreement by either party with knowledge of any breach by the other party shall not be deemed a waiver or release of any claims hereunder due to such breach. All representations and warranties contained in this Agreement shall survive Closing.

14. CONDEMNATION. If any part of the Property is condemned under a power of eminent domain, then Buyer may terminate this Agreement; or Buyer may Close on the purchase and the condemnation proceeds received by Seller shall be credited against the Purchase Price payable by Buyer.

15. NO BROKERS. Seller warrants to Buyer that Seller has not taken any action in connection with this transaction which would result in any real estate broker's fee, finder's fee, or other fee being due or payable to any party. Buyer warrants to Seller that Buyer has not taken any action in connection with this transaction which would result in any real estate broker's fee, finder's fee, or other fee being due or payable to any party. Seller and Buyer respectively agree to indemnify, defend and hold harmless the other from and against any and all claims, fees, commissions and suits of any real estate broker or agent with respect to services claimed to have been rendered for or on behalf of such party in connection with the execution of this Agreement or the transaction contemplated herein. Buyer hereby discloses that Buyer is a licensed real estate broker and is purchasing the Lots for Buyer's own account.

16. NOTICE. Any notice or other communication under this Agreement shall be in writing, addressed as follows:


                  If to Seller:     Builder's Development, Inc.
                                    1055 Wayzata Blvd.
                                    Wayzata, MN 55391

                  with a copy to:   Dorsey & Whitney
                                    2200 First Bank Place East
                                    Minneapolis, MN 55402
                                    Attention: William R. Soth

                  If to Buyer:      Lundgren Bros. Construction, Inc.
                                    935 East Wayzata Boulevard
                                    Wayzata, MN 55391
                                    Attention: Peter Pflaum

                  with copies to:   Lundgren Bros. Construction, Inc.
                                    935 East Wayzata Boulevard
                                    Wayzata, MN 55391
                                    Attention: Terry M. Forbord

                                                and

                                    Leonard, Street and Deinard P.A.
                                    South Fifth Street, Suite 2300
                                    Minneapolis, MN 55402
                                    Attention: John C. Kuehn

         Notices shall be deemed timely if sent on or before the deadline OR if received on or before three Business Days after the deadline. Delivery may be made by (1) United States Mail, registered or certified mail, postage prepaid, return receipt requested; (2) commercial delivery service with its customary receipts; or (3) noncommercial delivery with a notarized affidavit of delivery to the relevant address. Any person may change his address under this section by giving notice to the other party.

17.      INDEMNIFICATION.

         17.1. BY BUYER. Buyer shall indemnify Seller, its successors and assigns, against, and shall hold Seller, its successors and assigns, harmless from, any fines, penalties, liabilities, claims, suits, actions, damages, losses, costs and expenses, including reasonable attorneys' fees, which Seller may incur because of any of the following:

                  17.1.1. Breach of any of Buyer's representations and warranties in this Agreement.

                  17.1.2.  Breach of any Reverted Obligations.

                  17.1.3. Any and all claims arising from third parties as a result of Buyer's performance of the Development Management Services or other acts or omissions of Buyer.

         17.2. BY SELLER. Seller shall indemnify Buyer, its successors and assigns, against, and shall hold Buyer, its successors and assigns, harmless from, any fines, penalties, liabilities, claims, suits, actions, damages, losses, costs and expenses, including reasonable attorneys' fees, which Buyer may incur because of any of the following:

                  17.2.1. Any and all claims arising from third parties as a result of Seller's acts or omissions.

                  17.2.2. Breach of any of Seller's representations and warranties in this Agreement.

18.      MISCELLANEOUS.

         18.1. SELLER'S BOOKS AND RECORDS. Seller shall keep and maintain accurate financial books and records of the Project Investment and the cost components of the Project Investment in accordance with generally accepted accounting principals. These financial books and records shall include all supporting documentation relative to Project Investment costs. Seller's books and records pertaining to the Project Investment shall be made available to Buyer at reasonable times for inspection and audit by Buyer at Buyer's sole cost and expense.

         18.2. AMENDMENT. This Agreement may not be amended, waived, or modified except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or modification is sought.

         18.3. NO IMPLIED WARRANTIES. No representations or warranties have been given by either party to the other which are not fully embodied in this Agreement.

         18.4. SEVERABILITY. If any term or provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not be affected and shall remain in full force and effect. It is the intention of the parties that if any provision of this Agreement is held to be illegal, invalid or unenforceable, there will be substituted in lieu thereof a legal, valid and enforceable provision as similar in terms to such unenforceable provision as is possible.

         18.5. SURVIVAL. Except as may otherwise be expressly provided in this Agreement, all covenants, agreements, obligations and undertakings made by Seller and Buyer in or pursuant to this Agreement shall survive Closing, whether or not so expressed in the immediate context of any such covenant, agreement, obligation or undertaking.

         18.6. SUCCESSORS; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective successors. This Agreement may not be assigned by either party without the prior written consent of the other, which consent may be withheld in its sole discretion for any reason or no reason whatsoever. Notwithstanding the immediately preceding sentence, Seller may collaterally assign its rights (but not delegate its duties) under this Agreement as security for such financing as Seller deems reasonably necessary or appropriate to fund its Project Investment obligations. Seller shall promptly notify Buyer of any collateral assignment of its rights under this Agreement or any mortgage or other monetary encumbrance of the Property. Any such encumbrance of the Property shall be subordinate to this Agreement and Buyer's Option, and Seller shall be responsible for obtaining a satisfaction of any such encumbrance with respect to any portion of the Property to be transferred pursuant to this Agreement.

         18.7. ATTORNEYS' FEES. If either party defaults under this Agreement, the defaulting party shall be responsible for all reasonable expenses (including attorneys' fees) incurred by the other party in enforcing any rights and remedies under this Agreement.

         18.8. AUTHORITY TO CONTRACT. Seller and Buyer represent to each other that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within each of the party's purposes and powers and all requisite action has been taken to make this Agreement the valid and binding obligation upon each of the parties hereto.

         18.9. RECORDING. This Agreement shall not be recorded, but a memorandum of this Agreement in the form of EXHIBIT C may be recorded by either party. This Agreement and Buyer's Option shall be a priority encumbrance on the Property and Buyer is not required to subordinate its Option or rights under this Agreement to any mortgage or other encumbrance affecting the Property.

         18.10. STANDARD OF PERFORMANCE. Subject to Section 18.6 regarding assignments, any consent or approval required of a party shall be evaluated in good faith and such consent or approval shall not be unreasonably withheld. The standards for assignments shall be as set forth in Section 18.6. The parties intend by this provision to set forth their entire understanding with respect to the standards pursuant to which their obligation to give consents and approvals are to be judged and their performance in that regard measured.

         18.11. ENTIRE AGREEMENT. The Acquisition Agreement and this Agreement embody the entire agreement and understanding between Buyer and Seller relating to the Property. The Acquisition Agreement and this Agreement supersede all prior agreements between the parties relating to the Property.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Agreement Date.

SELLER:                                    BUYER:

BF HOLDING COMPANY                         LUNDGREN BROS. CONSTRUCTION, INC.

By                                         By
  -----------------------------------        -----------------------------------
  Its                                        Its
     --------------------------------           --------------------------------



EXHIBITS

A        Legal Description of the Property
B        Project Proforma
C        Memorandum of Option
D        Initial Lot Purchase Prices
E        Option Periods and Takedown Schedule

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY


         All of the following described real property located in the City of Maple Grove, Hennepin County, Minnesota:


        Lots 1 through 20, Block 1;

        Lots 1 through 7, Block 2; and

        Lots 1 through 7, Block 3;

        All in Nottingham Sixth Addition according to the recorded plat thereof.

                                   EXHIBIT B

                                PROJECT PROFORMA

                                    EXHIBIT C

                              MEMORANDUM OF OPTION

--------------------------------------------------------------------------------
                                        (SPACE ABOVE FOR RECORDER/REGISTRAR USE)


                            NOTTINGHAM SIXTH ADDITION

               MEMORANDUM OF OPTION FOR PURCHASE OF REAL PROPERTY

         THIS MEMORANDUM of Option Agreement ("MEMORANDUM") is made as of June 9, 1998, by BF HOLDING COMPANY, a Minnesota corporation ("SELLER"), and LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota Corporation ("BUYER").

                                    PREAMBLE

         A. Buyer and Seller have entered into that certain Option Agreement dated June 9, 1998 ("OPTION AGREEMENT") whereby Buyer has granted to Seller an Option to purchase individual Lots on the property described on EXHIBIT "1" attached hereto ("PROPERTY").

         B. Buyer and Seller desire to execute and record this Memorandum to evidence the existence of the Option Agreement and Seller's rights thereunder.

         THEREFORE, in consideration of the covenants and agreements contained in the Option Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer agree as follows:

         1. GRANT OF OPTION. Buyer grants to Seller an Option to purchase the Property on the terms and conditions set forth in the Option Agreement.

         2. OPTION PERIOD. The Initial Option Period expires September 30, 1998; provided that the Option may be extended to and including June 30, 2000, on the terms and conditions specified in the Option Agreement.

         3. PRIORITY OF OPTION. This Option and Buyer's rights to acquire the Property pursuant to the Option Agreement is a lien on the Property with first priority over any mortgage or other encumbrance of the Property that may be recorded concurrently with this Memorandum.

         4. LIMITED PURPOSE OF MEMORANDUM. The purpose of this Memorandum is solely to give notice of the Option Agreement and all of its terms, to the same extent as if the Option Agreement were fully set forth herein. This Memorandum shall not be deemed to supplement, amend or modify the terms and conditions contained in the Option Agreement. Except as expressly provided herein, words and phrases in this Memorandum have the same meanings as defined in the Option Agreement.

         The parties have executed this Memorandum effective as of June 9, 1998.

SELLER:                                    BUYER:

BF HOLDING COMPANY                         LUNDGREN BROS. CONSTRUCTION, INC.

By                                         By
  -----------------------------------        -----------------------------------
  Its                                        Its
     --------------------------------           --------------------------------



THIS INSTRUMENT WAS DRAFTED BY:

LEONARD, STREET AND DEINARD (JCK)
Suite 2300
150 South Fifth Street
Minneapolis, MN 55402
(612) 335-1500


STATE OF MINNESOTA    )
                      ) ss
COUNTY OF HENNEPIN    )

         The foregoing instrument was acknowledged before me this ___ day of June, 1998, by _____________________, the ___________________ of BF Holding
Company, a Minnesota corporation, on behalf of the corporation.


                                        ----------------------------------------
                                        Notary Public

STATE OF MINNESOTA    )
                      ) ss
COUNTY OF HENNEPIN    )

         The foregoing instrument was acknowledged before me this ___ day of June, 1998, by _____________________, the ___________________ of Lundgren Bros.
Construction, Inc., a Minnesota corporation, on behalf of the corporation.


                                        ----------------------------------------
                                        Notary Public

                                   EXHIBIT "1"
                             TO MEMORANDUM OF OPTION

                          LEGAL DESCRIPTION OF PROPERTY


         All of the following described real property located in the City of Maple Grove, Hennepin County, Minnesota:


        Lots 1 through 20, Block 1;

        Lots 1 through 7, Block 2; and

        Lots 1 through 7, Block 3;

        All in Nottingham Sixth Addition according to the recorded plat thereof.

                                    EXHIBIT D

                           INITIAL LOT PURCHASE PRICES

                                    EXHIBIT E

                                 OPTION PERIODS
                                       AND
                                TAKEDOWN SCHEDULE


    -------------------- ---------------------------------- ----------------
       OPTION PERIOD       CUMULATIVE TOTAL(1) OF LOTS TO       REQUIRED
      EXPIRATION DATES         BE CLOSED BY APPLICABLE        TAKEDOWN PER
                              OPTION PERIOD EXPIRATION           PERIOD
                                        DATE
    -------------------- ---------------------------------- ----------------
          9/30/98                        1                          1
    -------------------- ---------------------------------- ----------------
          12/31/98                       4                          3
    -------------------- ---------------------------------- ----------------
          3/31/99                        9                          5
    -------------------- ---------------------------------- ----------------
          6/30/99                        16                         7
    -------------------- ---------------------------------- ----------------
          9/30/99                        22                         6
    -------------------- ---------------------------------- ----------------
          12/31/99                       28                         6
    -------------------- ---------------------------------- ----------------
          3/31/00                        32                         4
    -------------------- ---------------------------------- ----------------
          6/30/00                        34                         2
    -------------------- ---------------------------------- ----------------




-------------------------
(1) The specified number of required Lot Closings for each Option Period is INCLUSIVE of the Closings required for all previous Option Periods. Closings in excess of the number specified for an Option Period shall apply to the Closing requirements for the next Option Period(s). For example, if 4 Lots are Closed by September 30, 1998, the Option Period shall be deemed extended through March 31, 1999.